UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 26, 2008

PetroAlgae Inc.

(Exact name of registrant as specified in its charter)

Delaware	33-0301060
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1901 S. Harbor City Blvd., Suite 300 Melbourne, FL	32901
(Address of principal executive offices)	(Zip Code)

321-409-7407

(Our telephone number)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on December 29, 2008, PetroAlgae Inc. issued and sold on December 22, 2008 in a private placement transaction 666,667 shares of its common stock for a total purchase price of $2,100,000 to Valens U.S. SPV I, LLC and 2,507,936 shares of its common stock for a total purchase price of $7,900,000 to Valens Offshore SPV I, Ltd. The proceeds of this private placement are being used to fund the working capital needs of PetroAlgae, LLC, an entity in which PetroAlgae Inc. holds an approximate 87.2% membership interest.

On December 26, 2008, PetroAlgae, LLC entered into a Demand Note recognizing the obligation of PetroAlgae, LLC to pay PetroAlgae Inc., on demand, the principal sum of $10,000,000, together with interest on the unpaid principal amount at 12% per annum.

A copy of that Demand Note is attached as Exhibit 10 hereto and is incorporated into this Item 1.01 by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibit Index

Exhibit Number	Description

10	Demand Note, dated December 26, 2008, in the principal amount of $10,000,000, issued by PetroAlgae, LLC to PetroAlgae Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROALGAE INC.

Date: January 6, 2009	By:	/s/ David Szostak
	Name:	David Szostak
	Title:	President